Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2009 Earnings

SAN JOSE, Calif., July 23, 2009—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the second quarter ended June 30, 2009.

Second Quarter Results:

Revenues for the second quarter of 2009 were $52,020,000, a decline of 30% from revenues of $74,152,000 for the second quarter of 2008. Net loss for the second quarter of 2009 was $1,677,000, as compared to net loss of $7,355,000 for the second quarter of 2008. Earnings per share (EPS) for the second quarter of 2009 were a loss of $0.07 per share, as compared to a loss of $0.26 per share for the second quarter of 2008.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the second quarter of 2009 were $718,000 and $0.03 per share, respectively, a decrease of 30% from the non-GAAP net income of $1,019,000 and a decrease of 25% from the non-GAAP diluted EPS of $0.04 per share for the second quarter of 2008. Non-GAAP net income and diluted EPS for the second quarter of 2009 excluded the impact of amortization of acquired intangible assets of $3,058,000 associated with the acquisition of NXP’s CIPT business; equity-based compensation expenses of $2,825,000; and a tax benefit of $3,488,000 resulting from a partial reversal of tax reserves. Non-GAAP net income and diluted EPS for the second quarter of 2008 excluded the impact of amortization of acquired intangible assets of $5,716,000 associated with the acquisition of NXP’s CIPT business; equity-based compensation expenses of $3,585,000; and the aggregate tax benefits associated with such expenses of $927,000.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “We exceeded our financial objectives for the second quarter of 2009, resumed non-GAAP operating profit during the second quarter, a quarter earlier than previously projected, and continued to generate positive cash flow from operations. We also secured a new design win for our XpandR platform for a system combining advanced DECT telephony with content streaming over Wi-Fi. We are cautiously optimistic and anticipate further improvements in our business for the third quarter of 2009.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended June 30, 2009 to the same period in 2008 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications at home. Delivering system solutions that combine semiconductors and software with reference designs, DSP Group enables consumer electronics (CE) manufacturers to cost-effectively develop new revenue-generating applications with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, and with a dominant share of the wireless home telephony market, DSP Group provides a broad portfolio of wireless chipsets integrating DECT, Wi-Fi, PSTN and VoIP technologies with state-of-the-art application processors. Enabling converged voice, audio, video and data connectivity across diverse consumer products – from cordless and VoIP phones to home gateways and broadband multimedia screens – DSP Group proactively partners with CE manufacturers to shape the future of converged communications at home. For more information, visit www.dspg.com.

Forward Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Ayalon’s statement of cautious optimism and anticipation of further improvements in DSP Group’s business for the third quarter of 2009. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the timing and ability of the market to recover and the corresponding recovery of DSP Group’s customers; fluctuations in gross margins associated with the sale of existing products; the impact of reductions in lead times and inventory levels by DSP Group customers and their customers; the success of the implemented restructuring efforts; slower than expected change in the nature of residential communications domain; unexpected delays in the introduction of new products; especially the new generation of multimedia products; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner or failure of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2008 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the second quarter of 2009 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 47169011)

—International Dial-In # 1-617-801-6888 (passcode: 47169011)

For more information, please contact Orly Garini, +1-408-240-6839, or e-mail: orly.garini@dspg.com.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$52,020	$74,152	$91,934	$146,881
Cost of product revenues and other	32,940	48,183	59,444	93,959

Gross profit	19,080	25,969	32,490	52,922
Operating expenses:
Research and development	13,632	18,890	27,368	38,916
Sales and marketing	4,284	5,621	8,801	11,642
General and administrative	3,926	4,547	7,740	8,798
Amortization of intangible assets	3,058	5,716	6,105	11,498

Total operating expenses	24,900	34,774	50,014	70,854

Operating loss	(5,820)	(8,805)	(17,524)	(17,932)
Other income:
Interest and other income, net	582	898	1,184	2,132

Loss before provision for income taxes	(5,238)	(7,907)	(16,340)	(15,800)
Income tax benefit	(3,561)	(552)	(3,972)	(838)

Net Loss	$(1,677)	$(7,355)	$(12,368)	$(14,962)

Net loss per share:
Basic	$(0.07)	$(0.26)	$(0.51)	$(0.51)
Diluted	$(0.07)	$(0.26)	$(0.51)	$(0.51)

Weighted average number of shares of common stock used in the computation of:
Basic	22,734	28,352	24,408	29,463
Diluted	22,734	28,352	24,408	29,463

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$52,020	$74,152	$91,934	$146,881
Cost of product revenues and other	32,745	47,936	59,041	93,455

Gross profit	19,275	26,216	32,893	53,426
Operating expenses:
Research and development	12,229	16,998	24,391	34,933
Sales and marketing	3,816	5,192	7,875	10,706
General and administrative	3,167	3,530	6,201	6,676

Total operating expenses	19,212	25,720	38,467	52,315

Operating income (loss)	63	496	(5,574)	1,111
Other income:
Interest and other income, net	582	898	1,184	2,132

Income (loss) before provision for income taxes	645	1,394	(4,390)	3,243
Provision for income taxes (income tax benefit)	(73)	375	(484)	784

Net income (loss)	$718	$1,019	$(3,906)	$2,459

Net earnings (loss) per share:
Basic	$0.03	$0.04	$(0.16)	$0.08
Diluted	$0.03	$0.04	$(0.16)	$0.08

Weighted average number of shares of common stock used in the computation of:
Basic	22,734	28,352	24,408	29,463
Diluted	22,901	28,373	24,408	29,565

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(1,677)	$(7,355)	$(12,368)	$(14,962)
Equity-based compensation expense included in cost of product revenues and other	195	247	403	504
Equity-based compensation expense included in R&D	1,403	1,892	2,978	3,983
Equity-based compensation expense included in SG&A	1,227	1,446	2,465	3,058
Amortization of intangible assets related to NXP transaction	3,058	5,716	6,104	11,498
Tax benefit resulting from equity-based compensation and amortization of intangible assets	—	(927)	—	(1,622)
Tax benefit resulting from a partial reversal of tax reserves	(3,488)	—	(3,488)	—
Non-GAAP net income (loss)	$718	$1,019	$(3,906)	$2,459

Non-GAAP diluted earnings (loss) per share	$0.03	$0.04	$(0.16)	$0.08

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents Restricted deposits	$46,230 115	$68,886 115
Marketable securities and short term deposits	24,653	12,449
Trade receivables, net	31,597	39,603
Inventories	12,571	14,098
Other accounts receivable and prepaid expenses	13,394	17,367
Deferred income taxes	202	306

Total current assets	128,762	152,824
Property and equipment, net	12,133	14,822
Long term marketable securities	39,858	40,051
Severance pay fund	7,875	7,286
Deferred income taxes	20	212
Other intangible assets	26,588	32,728
Long-term prepaid expenses and lease deposits	1,688	1,331

Total assets	$216,924	$249,254

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,577	$20,136
Other current liabilities	31,796	40,329

Total current liabilities	51,373	60,465

Accrued severance pay	9,433	8,008
Accrued pensions	1,624	1,675
Deferred tax liability	—	24
Other long term liabilities	—	455

Total long term liabilities	11,057	10,162

Stockholders’ equity:
Common stock	23	27
Additional paid-in capital	320,334	314,484
Accumulated other comprehensive income	1,325	51
Less – Cost of treasury stock	(125,142)	(107,749)
Accumulated deficit	(42,046)	(28,186)

Total stockholders’ equity	154,494	178,627

Total liabilities and stockholders’ equity	$216,924	$249,254